UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 April 28, 2015
 (Date of earliest event reported)

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of the Stockholders of Home Properties, Inc. (the “Company”) was held on April 28, 2015.  Of the 57,820,254 shares of the Company’s common stock outstanding as of March 5, 2015 and entitled to vote at the Annual Meeting, 54,445,413 shares (representing 94.16%) were present either in person or by proxy.  The following describes the proposals considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2015.

Proposal 1:  To elect eight Directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are elected.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael D. Barnello	49,926,615	304,027	35,384	4,179,387
Bonnie S Biumi	50,161,905	66,947	37,174	4,179,387
Stephen R. Blank	50,155,613	86,922	23,491	4,179,387
Alan L. Gosule	49,989,307	251,157	25,562	4,179,387
Leonard F. Helbig, III	50,032,964	209,873	23,189	4,179,387
Thomas P. Lydon, Jr.	50,159,087	72,405	34,534	4,179,387
Edward J. Pettinella	50,124,056	113,931	28,039	4,179,387
Clifford W. Smith, Jr.	50,070,720	169,004	26,302	4,179,387

Proposal 2:  Non-binding advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,694,529	462,308	109,189	4,179,387

Proposal 3:  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions
54,203,304	206,731	35,378

No other matters were voted upon at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           April 28, 2015                                                    By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer